SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 14, 2009, e.Digital Corporation (the “Company”) released a press release summarizing recent court action related to business litigation between the Company and digEcor, Inc. (“digEcor v. e.Digital”). The press release is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished and shall not be deemed “ filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On September 14, 2009, the Company announced that the United States District Court for the District of Utah (the “Court”) ruled in favor of the Company by dismissing all remaining claims with prejudice and ordering that digEcor recover no damages or injunctive relief. Specifically, the Court dismissed digEcor's claims for breach of a November 2005 Purchase Order between the parties, breach of a digital rights management (“DRM”) Agreement, and breach of an October 22, 2002 Product Agreement. All claims were dismissed "with prejudice and on the merits." The Court also declined to grant digEcor any injunctive relief in connection with the DRM-related claim.  The Court’s ruling and prior rulings may be subject to future appeal by either party.

Additional information regarding the digEcor v. e.Digital litigation is described in Part II – Item 1 “Legal Proceedings” of the Company’s Form 10-Q for the quarter ended June 30, 2009 filed on August 13, 2009 and the information contained in such Item is incorporated herein by reference.

At June 30, 2009 the Company had an accrual of $80,000 related to a deposit for batteries made by digEcor and had an additional accrual of $100,000 based on a previous settlement offer. The Company is evaluating the impact this favorable ruling and any possible cost recoveries will have on the amounts accrued in its financial statements and expects to reduce the accrual at September 30, 2009.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release dated September 14, 2009 issued by e.Digital Corporation.*
99.2	Quarterly Report for the period ended June 30, 2009 on Form 10-Q previously filed on August 13, 2009

•	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: September 15, 2009	By: /s/ ROBERT PUTNAM
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary
(Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)